Exhibit 10.5

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement, dated as of [                    ] between Raytheon Company, a Delaware corporation (the “Company”), and [                    ], an employee of the Company or one of its subsidiaries (the “Holder”).

1. The Company hereby awards to the Holder [            ] shares of common stock of the Company, par value $.01 per share (the “Shares”), subject to the terms and conditions of the 2001 Stock Plan (the “Plan”) and the provisions of this Agreement, including the vesting provisions set forth below:

Vesting Date	Number of Shares

2. The Shares shall be registered in the name of the Holder and retained in the custody of the Company until such time as the Shares (or other evidence of ownership of the Shares) are delivered to the Holder or forfeited to the Company in accordance with the terms hereof (the “Restriction Period”). During the Restriction Period, the Holder will be entitled to vote the Shares and to receive dividends paid on the Shares.

3. If the Holder is continuously employed by the Company or one of its Affiliates from the date of award of the Shares through the dates listed above, the Company shall, on or about such date(s), deliver to the Holder evidence of ownership in book entry form of the number of Shares set forth opposite such date.

4. Restrictions on the Shares shall terminate as follows:

(a) upon the Holder’s death;

(b) in accordance with the vesting schedule set forth above in the event of (i) a Medical Leave of Absence of at least one year or (ii) total disability as evidenced by commencement and continuation for more than one year of benefits under the Company’s Long Term Disability Plan (or but for the fact that the Holder is not a member, qualification for benefits under the Long Term Disability Plan); or

(c) upon a Change in Corporate Control.

5. The awarding of the Shares shall not be deemed to create a contract of employment between the Holder and the Company and shall not in any way prohibit or restrict the right of the Company to terminate the Holder’s employment at any time, for any reason. The awarding of the Shares does not guarantee the right or expectation of the receipt of future Awards under the Plan or any future plan adopted by the Company.

6. If during the Restriction Period the Holder ceases to be an employee of the Company or one of its subsidiaries for any reason other than as specified in Paragraph 4, then the Holder shall cease to be entitled to delivery of any of the Shares as to which the applicable restrictions have not theretofore lapsed, and all rights of the Holder in and to such shares, including any prorated portion of the shares with respect to a partial year of employment, shall be forfeited immediately after the Holder ceases to be an employee of the Company or any subsidiary.

7. Until the lapse of the restrictions applicable to any Shares held in custody for the Holder pursuant to this Agreement, such shares may not be sold, transferred, pledged, exchanged, hypothecated or disposed of by the Holder (except that delivery of Shares may be deferred as set forth in paragraph 9 below) and shall not be subject to execution, attachment or similar process.

8. In addition to amounts in respect of taxes which the Company shall be required by law to deduct or withhold from any dividend payments on the Shares, the Company may withhold from any Shares deliverable to the Holder hereunder a number of shares whose market value is sufficient in amount for the Company to satisfy any applicable federal, state or local tax withholding requirement. The Holder shall not be entitled to any Shares or dividends on any Shares until all such tax obligations have been satisfied in full.

9. Notwithstanding any other provision in the Plan to the contrary, the Committee may, subject to certain terms and conditions, permit the Holder to: (i) defer receipt of the delivery of Shares; or (ii) convert or exchange an award of Shares hereunder for another Award under the Plan or under any other plan or arrangement.

10. All terms and conditions of the Plan are incorporated herein by reference and constitute an integral part hereof. Any capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

11. Notices required or permitted hereunder shall be in writing and shall be delivered personally or by mail, postage prepaid, addressed to the Office of the General Counsel of the Corporation, 870 Winter Street, Waltham, Massachusetts 02451, and to the Holder at his or her address as shown on the Company’s payroll records, or to such other address as the Holder by notice to the Company may designate in writing from time to time.

RAYTHEON COMPANY

William H. Swanson
Chairman and Chief Executive Officer

ACCEPTED: